UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Protalix BioTherapeutics, Inc.

2 University Plaza, Suite 100

Hackensack, NJ 07601

201-696-9345

NOTICE OF CHANGE OF LOCATION OF
2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2024

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Protalix BioTherapeutics, Inc. (the “Company”), dated April 29, 2024, furnished to the Company’s stockholders in connection with the solicitation of proxies for use at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 27, 2024, at 11:30 A.M. EDT. This supplement is being filed with the U.S. Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

May 17, 2024

To the Stockholders of Protalix BioTherapeutics, Inc.:

Notice is hereby given that the location of the 2024 Annual Meeting of Stockholders of Protalix BioTherapeutics, Inc. (the “Company”) has been changed. The location of the Annual Meeting will be the offices of LifeSci Advisors, 250 W. 55th Street, Suite 3401, New York, NY 10019. As previously announced, the Annual Meeting will be held on June 27, 2024, at 11:30 A.M. EDT.

Please refer to the Proxy Statement regarding attendance in person at the Annual Meeting if you plan to do so. We recommend arriving early to the meeting as there may be delays at the entrance to the meeting venue.

There is no change to the items of business to be addressed at the Annual Meeting, which are described in the proxy materials previously made available to the Company’s stockholders.

For further information regarding the matters to be acted upon at the Annual Meeting, please refer to the Proxy Statement. All of the proxy materials have been delivered to the Company’s stockholder and are also available to our stockholders on the Internet. You can access proxy materials and vote your shares as described in our previously filed proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

Carmiel, Israel May 17, 2024
Eyal Rubin
Sr. Vice President and Chief Financial Officer and Corporate Secretary